As filed with the Securities and Exchange Commission on February 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KLAVIYO, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-0989964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
125 Summer Street, 6th Floor
Boston, MA 02110
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Andrew Bialecki
Co-Founder, Chief Executive Officer
Klaviyo, Inc.
125 Summer Street, 6th Floor
Boston, MA 02110
(617) 213-1788
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:

Craig M. Schmitz Bradley C. Weber Kim S. de Glossop Kristin A. Gerber Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Landon R. Edmond Cameron S. Vermette Klaviyo, Inc. 125 Summer Street, 6th Floor Boston, MA 02110 (617) 213-1788

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Klaviyo, Inc.
Series A Common Stock
This prospectus relates to the offer and sale from time to time of shares of Series A common stock, par value $0.001 per share (“Series A common stock”), of Klaviyo, Inc. by certain selling stockholders, in one or more offerings. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Series A common stock from time to time in amounts, at prices and on terms to be determined at the time of such offering. All of the shares of Series A common stock offered by the selling stockholders will be sold by the selling stockholders for their respective accounts.
This prospectus describes the general terms of our Series A common stock and the general manner in which the selling stockholders will offer and sell shares of our Series A common stock. A prospectus supplement, if needed, will describe the specific information about the offering and the selling stockholders, as well as the amounts and prices of such shares. A prospectus supplement may also add, change or update information contained in this prospectus with respect to such offering.
You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in any of the shares of our Series A common stock being offered.
Our Series A common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “KVYO.” On February 18, 2025, the last reported sale price of our Series A common stock on NYSE was $47.27 per share.
Our registration of shares of Series A common stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell the shares of our Series A common stock covered by this prospectus to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If any agents, underwriters, dealers, or other third parties are involved in the sale of any of the shares of Series A common stock, their names and any applicable fees, commissions, or discounts or over-allotment options will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such shares and the net proceeds expected to be received by the selling stockholders from such sale will also be set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of Series A common stock by selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions. For additional information on the methods of sale, you should refer to the section of this prospectus titled “Plan of Distribution.”
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced in the section of this prospectus titled “Risk Factors” on page 8 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by our other filings with the U.S. Securities and Exchange Commission which are incorporated by reference herein, as well as those contained in any applicable prospectus supplement, before investing in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 19, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” or “WKSI” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under a shelf registration process, any selling stockholders to be named in a supplement to this prospectus may sell shares of our Series A common stock from time to time in one or more offerings. This prospectus only provides you with a general description of the shares of Series A common stock that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement that will contain specific information about the selling stockholders and the terms of our Series A common stock. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information described in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference” before you invest in any securities.
Neither we, nor the selling stockholders, have authorized anyone to provide any information or make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Series A common stock, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations, and prospects may also have changed since that date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section of this prospectus titled “Where You Can Find Additional Information.”
Unless the context otherwise requires, the terms “Klaviyo,” “the Company,” “we,” “us,” and “our” in this prospectus refer to Klaviyo, Inc. and its subsidiaries.
This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
Our SEC filings are also available on our website, www.klaviyo.com. The information contained on, or that can be accessed from, our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this prospectus, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference may include, but are not limited to, statements about:
•our expectations regarding our revenue, expenses, and other operating results;
•our ability to acquire new customers and grow our customer base;
•our ability to successfully retain existing customers and expand sales within our existing customer base;
•our ability to increase usage of our platform and upsell and cross-sell additional products and communications channels;
•our ability to move up-market and address enterprise and other larger customers;
•launching new products and adding new product capabilities;
•our ability to leverage artificial intelligence and machine learning and effectively develop and deliver products that incorporate artificial intelligence and machine learning;
•future investments in developing and enhancing our platform and our business;
•our expectations regarding our ability to expand internationally;
•our ability to add more use cases to our platform and increase our presence in other verticals;
•our anticipated capital expenditures and our estimates regarding our capital requirements;
•the estimated size of our addressable market opportunity for our platform;
•investments in our selling and marketing efforts and our ability to promote our brand;
•expectations regarding our integrations with third-party platforms, including Shopify;
•our ability to compete effectively with existing competitors and new market entrants;
•our reliance on our senior management team and our ability to identify, recruit, and retain skilled personnel;
•our growth strategies for our platform and our ability to effectively manage our growth;
•economic and industry trends and other macroeconomic factors, such as fluctuating interest rates, inflation, and tariffs, including the impact on our customer spending and consumer spending generally; and
•the impact of public health crises and financial, economic, and political events on our industry, business, and results of operations.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference.
We have based the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents incorporated by reference primarily on management’s beliefs and our expectations and projections, as of the respective dates, about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section of this prospectus titled “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents we file from time to time with SEC that are incorporated by reference herein, including, without limitation, specifically under the section of this prospectus titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents incorporated by reference. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described, anticipated, or implied in the forward-looking statements. Therefore, you should not rely on any of the forward-looking statements as predictions of future events.
The forward-looking statements made in this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the respective dates of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference or to reflect new information or the occurrence of unanticipated events, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective dates of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not rely on any of these statements.

ABOUT THE COMPANY
We founded Klaviyo in 2012 to provide businesses of all sizes with powerful technology that captures, stores, analyzes, and predictively uses their own data to drive measurable, high-value outcomes. Klaviyo enables businesses to drive revenue growth by making it easy to bring their first-party data together and use it to create and deliver highly personalized consumer experiences across digital channels.
Our modern and intuitive SaaS platform combines our proprietary data and application layers into one vertically-integrated solution with advanced machine learning and artificial intelligence capabilities. This enables business users of any skill level to harness their data in order to send the right message at the right time across email, short message service (“SMS”), and push notifications, more accurately measure and predict performance, and deploy the specific actions and campaigns that drive the highest impact. Our reviews add-on allows our customers to collect product reviews within our platform to provide a seamless experience across the customer lifecycle, and our Customer Data Platform (“CDP”) offering gives customers user-friendly ways to track new types of data, transform and cleanse data, run more advanced reporting and predictive analysis to drive revenue growth, and sync data in to and out of Klaviyo at scale. We focused on marketing automation within retail and eCommerce as our first application use case, and we believe our software is highly extensible across a broad range of functions and verticals. Today, our customers primarily operate within the retail and eCommerce vertical, and we are also seeing organic growth from customers in other verticals, such as education, events and entertainment, restaurants, and travel, as well as from business-to-business companies. By combining easy implementation, rapid time-to-value, and clearly attributable outcomes, we drive substantial return-on-investment for our customers.
By vertically integrating our data layer and marketing application, we make it easy for businesses to create and store unified consumer profiles and then use those profiles to derive new insights, rapidly segment their consumers, and ultimately drive revenue generation. We purpose-built a centralized, scalable, and flexible cloud-native data store for our customers to intelligently aggregate and process first-party consumer profile and event data without friction. This approach enables our customers to seamlessly generate unified and highly-granular consumer profiles, populated with data from customers’ systems and from over 350 third-party integrations, from eCommerce platforms – such as Shopify, WooCommerce, and Salesforce Commerce Cloud – to loyalty, customer service, and shipping solutions. We built an application layer on top of our data layer to provide a comprehensive set of tools and features that enable our customers to easily turn consumer preferences into insights and actions.
We generate revenue through the sale of subscriptions to our customers for the use of our platform. Our subscription plans are tiered based on the number of active consumer profiles stored on our platform and the number of emails and SMS messages sent. We currently permit our customers to send unlimited push notifications, which are included as part of our email subscription plan. Active consumer profiles are identified profiles that can be reached via at least one enabled marketing channel in Klaviyo; this means the profile is not suppressed, either by revoking consent or being rendered undeliverable. The vast majority of our subscription plans today are monthly.
Our land-and-expand strategy aligns our own success with that of our customers. As our customers’ businesses grow, they utilize more active consumer profiles and send more emails and SMS messages, which naturally increases their usage of our platform. Our revenue also expands when our customers add additional channels, such as SMS, and additional use cases, such as reviews and our CDP offering, or when their other brands, business units, and geographies start using our platform.
Our go-to-market strategy is primarily product-led, and we attract the majority of our new customers through inbound channels, such as word-of-mouth, agency partnerships, and platform integrations. We have built a large and growing ecosystem of major eCommerce platforms, agency partnerships, and developers, which helps us efficiently attract new customers. Once customers access the Klaviyo platform, they can easily integrate with more than 350 third-party data sources to import and explore their first-party data and design and run campaigns and automations, providing rapid time-to-value.
When we first launched our platform, we intentionally focused on serving entrepreneurs and small and medium-sized businesses. As our customers have scaled and become mid-market companies and larger enterprises themselves, their success with Klaviyo has attracted more interest from similarly sized businesses that are looking to drive better engagement with their consumers. As such, we have continued to build out a sales team to focus on mid-market and enterprise customers.
We were incorporated in 2012 under the name Klaviyo, Inc. as a Delaware corporation. Our principal executive offices are located at 125 Summer Street, 6th Floor, Boston, MA 02110, and our telephone number is (617) 213-1788. Our website address is www.klaviyo.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus and the inclusion of our website address in this prospectus or any accompanying prospectus supplement is an inactive textual reference only. You should not consider information contained on our website to be part of this prospectus or any accompanying prospectus supplement in deciding whether to purchase our securities.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made between the date of this prospectus and the termination of this offering (excluding, in each case, any portions of such documents or future filings that have been “furnished” but not “filed” for purposes of the Exchange Act):
•Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 19, 2025;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 25, 2024; and
•The description of our Series A common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 15, 2023, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary, or by telephone request to (617) 213-1788.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.klaviyo.com. The information contained on, or that can be accessed from, our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

RISK FACTORS
Investing in our Series A common stock involves a high degree of risk. You should carefully consider the risks described in the section of this prospectus titled “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as the same may be updated from time to time by our subsequent filings with the SEC, together with the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus, in any applicable prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, before making an investment decision. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
All of the shares of Series A common stock offered pursuant to this prospectus and any applicable prospectus supplement are being sold by the selling stockholders for their respective accounts.We will not receive any of the proceeds from the sale of shares of our Series A common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This summary does not purport to be complete and is qualified in its entirety by the applicable provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our amended and restated investors’ rights agreement entered into in May 2021 (the “Investors’ Rights Agreement”), as each may be amended from time to time, and each of which are included as exhibits to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Delaware General Corporation Law (“DGCL”). For a complete description of the matters that are summarized herein, you should refer to our amended and restated certificate of incorporation, our amended and restated bylaws, the Investors’ Rights Agreement, and the applicable portions of the DGCL, each of which we encourage you to read carefully. For more information, see the information provided in the section of this prospectus titled “Where You Can Find Additional Information.”
General
Our authorized capital stock consists of 3,000,000,000 shares of Series A common stock, $0.001 par value per share, 350,000,000 shares of Series B common stock, $0.001 par value per share, and 100,000,000 shares of undesignated preferred stock, $0.001 par value per share.
As of the date of this prospectus, only our Series A common stock is registered under Section 12 of the Exchange Act.
Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional shares of our capital stock.
As of December 31, 2024, there were 88,956,301 shares of our Series A common stock outstanding, held by 27 stockholders of record, 183,801,332 shares of our Series B common stock outstanding, held by 46 stockholders of record, and no shares of our preferred stock outstanding.
Series A Common Stock and Series B Common Stock
We have two series of authorized common stock: Series A common stock and Series B common stock. Other than as described below under the subsections titled “—Voting Rights” and “—Conversion”, the rights of the holders of Series A common stock and Series B common stock are identical.
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Series A common stock and Series B common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights
Holders of our Series A common stock are entitled to one vote per share, and holders of our Series B common stock are entitled to ten votes per share, on all matters submitted to a vote of stockholders. The holders of our Series A common stock and Series B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by the DGCL or our amended and restated certificate of incorporation. If we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a series of a class of our capital stock in a manner that affected its holders adversely, but does not affect the entire class, the DGCL would require either holders of our Series A common stock or Series B common stock to vote separately as a single class to approve the proposed amendment.
Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws establish a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Conversion
Each outstanding share of Series B common stock is convertible at any time at the option of the holder into one share of Series A common stock. In addition, each share of Series B common stock will convert automatically into one share of Series A common stock upon (i) any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members or (ii) in the case of a stockholder who is a natural person, the death or incapacity of such stockholder; provided that in the case of Andrew Bialecki and Ed Hallen (our “Founders”), (a) any transfer by a Founder (or such Founder’s affiliate or affiliates) to another Founder (or such Founder’s affiliate or affiliates) will not result in the automatic conversion of such shares of Series B common stock to shares of Series A common stock and (b) each share of Series B common stock held by such Founder shall automatically convert into shares of Series A common stock upon the date that is nine months following the death or incapacity of such Founder. Once converted into Series A common stock, the Series B common stock will not be reissued.
Each outstanding share of Series B common stock will convert automatically into one share of Series A common stock upon the date specified by affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B common stock, voting as a single class.
All outstanding shares of Series A common stock and Series B common stock will convert automatically into shares of a single series of common stock on the earlier of the date that is seven years from September 19, 2023, the date of the final prospectus for our initial public offering, or the date the holders of at least two-thirds of our Series B common stock elect to convert the Series B common stock to Series A common stock. The purpose of this provision is to ensure that following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single series of common stock, the Series A common stock and Series B common stock may not be reissued.
No Preemptive or Similar Rights
Our Series A common stock and Series B common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Series A common stock and Series B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Our board of directors is authorized, without further action by our stockholders, subject to limitations prescribed by the DGCL, to issue from time to time shares of preferred stock in one or more series of such stock, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations or restrictions thereof, all to the fullest extent now or hereafter permitted by the DGCL, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our Series A common stock and the voting and other rights of the holders of our Series A common stock and Series B common stock.
Registration Rights
Certain holders of our Series B common stock are entitled to rights with respect to the registration of their shares under the Securities Act of 1933, as amended (the “Securities Act”). These registration rights are contained in the Investors’ Rights Agreement. The registration rights set forth in the Investors’ Rights Agreement expire two years following our initial public offering or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144 of the Securities Act. We will pay the registration expenses (other than underwriting discounts, selling commissions, and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below, including the reasonable fees of one counsel for the selling holders. In an underwritten offering, the underwriters have the right, subject to specified conditions, to limit the number of shares such holders may include.
Demand Registration Rights on Form S-1
Certain holders of our Series B common stock are entitled to certain demand registration rights. At any time beginning 180 days after the completion of our initial public offering, the holders of at least 15% of these shares then outstanding may request that we register the offer and sale of their shares on a registration statement on Form S-1, so long as the request covers at least that number of shares with an anticipated aggregate offering price, net of selling expenses, of at least $75.0 million, subject to certain limitations. We are obligated to effect only two such registrations in the aggregate. If we determine that it would be seriously detrimental to us and our stockholders to affect such a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of not more than 90 days. Additionally, we are not required to effect a demand registration on Form S-1 during the period beginning 60 days before our good faith estimate of the filing of, and ending on the date 180 days following the effectiveness of, a registration statement on Form S-1 relating to a public offering of our common stock. Additionally, we are not required to effect a demand registration on Form S-1 if the requesting stockholders propose to dispose of shares of our common stock that may be immediately registered pursuant to a demand registration on Form S-3.
Piggyback Registration Rights
If we propose to register the offer and sale of our common stock under the Securities Act, certain holders of our Series B common stock are entitled to certain “piggyback” registration rights allowing such holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to: (i) a registration relating to the sale or grant of securities to our employees or a subsidiary pursuant to any stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to a transaction under Rule 145 of the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of our Series B common stock; or (iv) a registration in which the only common stock being registered is common stock issuable upon the conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
Demand Registration Rights on Form S-3
Certain holders of our Series B common stock are entitled to certain Form S-3 registration rights. The holders of at least 15% of these shares then outstanding may request that we register the offer and sale of their shares on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the request covers at least that number of shares with an anticipated aggregate offering price, net of selling expenses, of at least $75.0 million, subject to certain limitations. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we are not required to affect a registration on Form S-3 if we have affected two such registrations in the 12-month period immediately preceding the date of such request. If we determine that it would be seriously detrimental to our stockholders to affect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of not more than 90 days. Additionally, we are not required to effect a demand registration on Form S-3 during the period beginning 30 days before our good faith estimate of the filing of, and ending on the date 90 days following the effectiveness of, a registration statement on Form S-3 relating to a public offering of our common stock.
Anti-Takeover Provisions
Certain provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:
•Dual-Series Stock. Our amended and restated certificate of incorporation provides for a dual-series common stock structure, which provides our Founders, current investors, executives and employees with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.
•Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that vacant directorships, however occurring, including vacancies as a result of in increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum. In addition, our board of directors has the exclusive right to set the number of directors constituting our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. These provisions make it more difficult to change the composition of our board of directors and promote continuity of management.
•Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors, and further provides that directors may be removed only for cause and only by the affirmative vote of holders of at least two-thirds of the voting power of the outstanding shares of capital stock then entitled to vote at an election of directors. A third-party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that until the date that the outstanding shares of Series B common stock no longer represent a majority of the combined voting power of our Series A common stock and Series B common stock (the “Voting Threshold Date”), our stockholders may take action by written consent only if such action is first approved or recommended by our board of directors. Following the Voting Threshold Date, our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, following the Voting Threshold Date, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meeting of our stockholders may be called only by our board of directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
•Exclusive Forum. Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, and stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine. In addition, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts. In addition, there is uncertainty as to whether the federal forum provision for Securities Act claims will be enforced, which may impose additional costs on us and our stockholders.
•Conflicts of Interest. The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by the DGCL, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Summit Partners, L.P. or Accel Management Co. Inc. or their respective affiliates or any of their respective directors, partners, principals, officers, members, managers, employees, operating partners and/or contractors, including any of the foregoing who serve as directors of our company, which we collectively refer to as Exempted Persons. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, neither Summit Partners, L.P., Accel Management Co. Inc. nor any of their respective affiliates or Exempted Persons has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage, (ii) doing business with any client or customer of ours or our affiliates, or (iii) making investments in businesses that compete with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Summit Partners, L.P. or Accel Management Co. Inc. or their respective affiliates or Exempted Persons acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director affiliated with Summit Partners, L.P. or Accel Management Co. Inc. solely in his or her capacity as a director or officer of our company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us if it is a business opportunity our company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of our company’s business or is of no practical advantage to it or that is one in which our company has no interest or reasonable expectancy.
Transfer Agent and Registrar
The transfer agent and registrar for our Series A common stock and Series B common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.
Listing
Our Series A common stock is listed on the New York Stock Exchange under the symbol “KVYO”.

SELLING STOCKHOLDERS
The selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements, including the Investors’ Rights Agreement, with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or other filing we make with the SEC under the Exchange Act that is incorporated herein by reference.

PLAN OF DISTRIBUTION
The selling stockholders may offer and sell shares of our Series A common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of Series A common stock sold by the selling stockholders. If a selling stockholder is party to the Investors’ Rights Agreement and exercises its registration rights thereunder, we will pay certain registration and similar fees and expenses in connection with the registration of those shares of Series A common stock under this prospectus in connection with our obligation to register such shares pursuant to the Investors’ Rights Agreement. All selling expenses incurred by the selling stockholders, such as commissions and discounts, if any, attributable to the sale or disposition of such shares will be borne solely by the selling stockholders. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. Such sales by selling stockholders may be effected by a variety of methods, including the following:
•in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;
•in transactions other than on such exchanges or services or in the over-the-counter market;
•in privately negotiated transactions;
•through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;
•through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities) and/or the settlement of margin transactions, whether the options or such other derivative securities are listed on an options exchange or otherwise;
•through the settlement of certain short sales entered into after the date of this prospectus;
•purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;
•a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;
•in a public auction;
•transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;
•an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;
•through put or call option transactions relating to the securities;
•directly to one or more purchasers;
•through agents;
•through any combination of the foregoing methods of sale; or
•through any other method permitted pursuant to applicable law.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
To the extent required, the selling stockholders will name any agent involved in a sale of securities, as well as any commissions payable by them to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, they will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and the selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us, the selling stockholders or our or their affiliates in the ordinary course of business.
The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.
The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus. For example, the selling stockholders may sell the shares of Series A common stock included in this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of Series A common stock being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Klaviyo, Inc. incorporated by reference in this prospectus, and the effectiveness of Klaviyo, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Klaviyo, Inc.
Series A Common Stock
PROSPECTUS
February 19, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated fees and expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the distribution of the securities registered under this registration statement:

SEC registration fee	$	†
FINRA filing fee	$225,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*
Total		*
__________________
†Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
*These fees are calculated based on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors and officers, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for our directors, unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which they derived an improper personal benefit; or
•for our officers, any derivative action by or in the right of the corporation.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director and that we may advance expenses incurred by or on behalf of our officers in advance of the final disposition of any action or proceedings in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of Klaviyo, Inc.	10-K	001-41806	3.1	February 29, 2024
3.2	Amended and Restated Bylaws of Klaviyo, Inc.	10-K	001-41806	3.2	February 29, 2024
4.1	Specimen Series A Common Stock Certificate of Klaviyo, Inc.	S-1	333-274211	4.1	August 25, 2023
4.2	Amended and Restated Investors’ Rights Agreement by and among Klaviyo, Inc. and certain of its stockholders, dated May 10, 2021.	S-1	333-274211	4.2	August 25, 2023
4.3	Warrant Agreement by and between Klaviyo, Inc. and Shopify Inc., dated July 28, 2022.	S-1	333-274211	4.3	August 25, 2023

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
4.4	Warrant Agreement by and between Klaviyo, Inc. and Shopify International Limited, dated July 28, 2022.	S-1	333-274211	4.4	August 25, 2023
4.5	Warrant Agreement by and between Klaviyo, Inc, and Shopify Commerce Singapore PTE. LTD., dated July 28, 2022.	S-1	333-274211	4.5	August 25, 2023
4.6	Stock Purchase Agreement by and between Klaviyo, Inc. and Shopify Strategic Holdings 3 LLC, dated June 24, 2022.	S-1	333-274211	4.6	August 25, 2023
5.1	Opinion of Goodwin Procter LLP.					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).					X
24.1	Powers of Attorney (included on the signature page to this Registration Statement)					X
107	Filing Fee Table					X
__________________
*To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on February 19, 2025.

KLAVIYO, INC.

By:	/s/ Andrew Bialecki
Name:	Andrew Bialecki
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Bialecki, Amanda Whalen, and Landon Edmond, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Bialecki	Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2025
Andrew Bialecki

/s/ Amanda Whalen	Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2025
Amanda Whalen

/s/ Jennifer Ceran	Director	February 19, 2025
Jennifer Ceran

/s/ Luciano Fernandez Gomez	Director	February 19, 2025
Luciano Fernandez Gomez

/s/ Edward Hallen	Chief Strategy Officer and Director	February 19, 2025
Edward Hallen

/s/ Ping Li	Director	February 19, 2025
Ping Li

/s/ Michael Medici	Director	February 19, 2025
Michael Medici

/s/ Roxanne Oulman	Director	February 19, 2025
Roxanne Oulman

/s/ Susan St. Ledger	Director	February 19, 2025
Susan St. Ledger

/s/ Tony Weisman	Director	February 19, 2025
Tony Weisman